UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2006

SALEM COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

ITEM 7.01 REGULATION FD DISCLOSURE

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

SIGNATURE

EXHIBIT INDEX

Exhibit 99.1

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 8, 2006, Salem Communications Corporation issued a press release regarding its results of operations for the quarter ended March 31, 2006.

ITEM 7.01     REGULATION FD DISCLOSURE

On May 8, 2006, Salem Communications Corporation issued a press release regarding its results of operations for the quarter ended March 31, 2006.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description
99.1	Press release, dated May 8, 2006, of Salem Communications Corporation regarding its results of operations for the quarter ended March 31, 2006.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION
Date: May 8, 2006
By: /s/ EVAN D. MASYR
Evan D. Masyr
Vice President - Accounting and Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated May 8, 2006, of Salem Communications Corporation regarding its results of operations for the quarter ended March 31, 2006.

EXHIBIT 99.1

SALEM COMMUNICATIONS ANNOUNCES A 3.8% INCREASE IN FIRST QUARTER 2006 NET BROADCASTING REVENUE

CAMARILLO, CA May 8, 2006 – Salem Communications (Nasdaq: SALM), a leading U.S. radio broadcaster, Internet content provider and magazine publisher targeting audiences interested in Christian and family-themed content and conservative values, today announced results for the three month period ended March 31, 2006.

Commenting on the company’s results, Edward G. Atsinger III, president and CEO said, “Radio broadcasters, including Salem, faced a challenging advertising environment in the first quarter with industry revenue flat compared to the comparable period last year. Positives for Salem for the quarter included our News Talk stations, which posted 7% same station revenue growth, our consistent local and national block programming business, which grew revenue by 7% over last year on a same station basis, and our Internet business which achieved 30% revenue growth over last year.”

Atsinger continued, “Looking further into 2006 and longer term, we are optimistic that we can continue to outperform the overall radio industry. Nearly half of our radio stations are in a start-up or early development stage and there is substantial upside if we can successfully take these stations to maturity. Furthermore, we have made it a priority to develop a new media strategy that embraces technology as a growth opportunity for Salem. The integration of our proven traditional media platform with new media offers significant growth opportunities for us to become a leading multi-media creator, aggregator and distributor of faith, family and values based content.”

First Quarter 2006 Results

For the quarter ended March 31, 2006 compared to the quarter ended March 31, 2005:

•

Net broadcasting revenue increased 3.8% to $49.3 million from $47.5 million;

•

Operating income increased 16.5% to $10.6 million from $9.1 million;

•

Net income increased 13.5% to $2.7 million, or $0.11 net income per diluted share, from net income of $2.4 million, or $0.09 net income per diluted share;

•

Station operating income (“SOI”) decreased 1.8% to $17.0 million from $17.3 million;

•

EBITDA increased 15.6% to $14.2 million from $12.2 million;

•

Adjusted EBITDA decreased 6.0% to $11.5 million from $12.3 million;

•

Same station net broadcasting revenue increased 0.6% to $46.9 million from $46.6 million;

•

Same station SOI was $17.4 million for both periods; and

•

Same station SOI margin decreased to 37.2% from 37.3%.

Included in the results for the quarter ended March 31, 2006 are:

•

A $3.5 million gain from disposal of assets; ($2.1 million gain, net of tax, or $0.09 gain per diluted share);

•

A $0.4 million gain from discontinued operations, net of tax, or $0.01 per diluted share; and

•

A $1.3 million non-cash compensation charge ($0.8 million, net of tax, or $0.03 per share) related to the expensing of stock options consisting of:

o

$1.1 million non-cash compensation included in corporate expenses; and

o

$0.2 million non-cash compensation included in broadcasting operating expenses.

Included in the results for the quarter ended March 31, 2005 is:

•

A $0.1 million loss from discontinued operations, net of tax.

The results reflect the reclassification of the operations of stations WTSJ (1050 AM) in Cincinnati, Ohio, WBOB (1160 AM) in Florence, Ky. (Cincinnati market), and WBTK (1380 AM) in Richmond, Virginia to discontinued operations for all periods presented. Combined, these three stations had net broadcasting revenue of approximately $0.2 million for the quarter ended March 31, 2006 and $0.3 million for the comparable prior year quarter. The stations were breakeven in both quarters.

Other comprehensive income of $1.0 million, net of tax, is due to the change in fair market value of the company’s interest rate swaps.

Per share numbers are calculated based on 24,696,334 diluted weighted average shares for the quarter ended March 31, 2006, and 26,022,654 diluted weighted average shares for the comparable 2005 period.

SOI Margin Composition Analysis

The following analysis, which is for analytical purposes only, has been created by assigning each station in the company’s radio station portfolio to one of four categories based upon the station’s first quarter SOI margin. The company believes this analysis is helpful in assessing the portfolio’s financial and operational development.

Three Months Ended March 31,

(Net Broadcasting Revenue and SOI in millions)

	2005				2006
				Average				Average
SOI Margin %	Stations	Revenue	SOI	SOI %	Stations	Revenue	SOI	SOI %
50% or greater	16	$15.8	$9.7	61.4%	26	$19.6	$12.4	63.0%
30% to 49%	26	16.1	6.8	42.2%	22	13.1	5.1	39.1%
0% to 29%	37	9.8	1.7	17.8%	26	8.0	1.3	16.7%
Less than 0%	21	2.0	(0.7)	(34.7%)	31	4.6	(1.5)	(32.2%)
Subtotal	100	43.7	17.5	40.1%	105	45.3	17.3	38.3%
Other	-	3.8	(0.2)	(4.4%)	-	4.0	(0.3)	(8.1%)
Total	100	$47.5	$17.3	36.5%	105	$49.3	$ 17.0	34.5%

Balance Sheet

As of March 31, 2006, the company had net debt of $356.5 million and was in compliance with the covenants of its credit facilities and bond indentures. The company’s bank leverage ratio was 5.78 versus a compliance covenant of 6.25 and its bond leverage ratio was 5.98 versus a compliance covenant of 7.0.

Acquisitions and Divestitures

During the quarter ended March 31, 2006, Salem completed the following acquisition transactions:

•

The Singing News Magazine and its related Internet properties were acquired for $4.4 million on January 1, 2006;

•

WTLN (950 AM) in Orlando, Fla. and WHIM (1520 AM) in Apopka, Fla. (Orlando market) were acquired for $10.0 million on January 23, 2006;

•

WORL (660 AM) in Alamonte Springs, Fla., (Orlando market) was acquired in exchange for Salem’s KNIT (1480 AM) in Dallas, Texas on February 3, 2006;

•

WLQV (1500 AM) in Detroit, Mich., was acquired in exchange for Salem’s WTSJ (1050 AM) in Cincinnati, Ohio, WBOB (1160 AM) in Florence, Ky. (Cincinnati market) and $6.7 million on February 10, 2006; and

•

CrossDaily.com was acquired for $2.3 million on February 13, 2006.

The following acquisition and divestiture transactions were pending as of March 31, 2006:

•

KKFS (103.9 FM) in Lincoln, Calif. (Sacramento market) to be acquired from Bustos Media, which will also pay Salem $0.5 million of additional consideration, in exchange for Salem’s KLMG (94.3 FM) in Jackson, Calif. (Sacramento market) and KBBA (103.3 FM) in Grass Valley, Calif. (the three stations involved in the exchange are now operated under local marketing agreements);

•

WBTK (1380 AM) in Richmond, Virginia to be sold for $1.5 million; and

•

WCCD (1000 AM) in Parma, Ohio (Cleveland market) to be sold for $2.1 million (now operated by the acquirer under a local marketing agreement).

The following transactions were announced after March 31, 2006:

•

Townhall.com was acquired for $5.0 million on April 28, 2006; and

•

KORL (690 AM) in Honolulu, Hawaii to be acquired by exchanging KHCM (1170 AM) in Honolulu, Hawaii and paying $1.0 million (call letters not to be exchanged).

Stock Repurchases

During the quarter ended March 31, 2006, the company repurchased 979,375 shares of its Class A common stock for $15.1 million.  As of May 5, 2006, Salem had repurchased 1,619,168 shares of Class A common stock for approximately $26.7 million at an average price of $16.48 per share, and had 24,357,520 shares of its Class A and Class B common stock outstanding.

Second Quarter 2006 Outlook

For the second quarter of 2006, Salem is projecting:

•

Net broadcasting revenue to be between $54.2 million and $54.7 million reflecting mid single digit growth compared to second quarter 2005 net broadcasting revenue of $51.2 million;

•

SOI to be between $19.8 million and $20.3 million compared to second quarter 2005 SOI of $19.9 million; and

•

Net income per diluted share to be between $0.10 and $0.12.

Second quarter 2006 outlook includes non-cash compensation expense related to the adoption of SFAS 123(R), based on stock options currently outstanding, of $1.2 million in corporate expenses and $0.2 million in broadcasting operating expenses.

Second quarter 2006 outlook reflects the following:

•

Same station net broadcasting revenue growth in the low single digits compared to second quarter 2005;

•

Same station SOI growth in the low single digits compared to second quarter 2005;

•

Continued growth from Salem’s underdeveloped radio stations, particularly our News Talk stations;

•

Fixed costs associated with recently acquired stations in the Detroit, Honolulu, Miami, Omaha, Sacramento and Tampa markets; and

•

The impact of recent acquisition, exchange and divestiture transactions.

Full Year 2006 Outlook

For full year 2006, the company expects corporate expenses of approximately $21.5 million, excluding non-cash compensation, and expects non-cash compensation expense related to the adoption of SFAS 123(R), based on stock options currently outstanding, of $3.5 million in corporate expenses and $0.9 million in broadcasting operating expenses. Salem also expects acquisition related and income producing capital expenditures of approximately $12 million and maintenance capital expenditures of approximately $7 million for full year 2006.

Conference Call Information

Salem plans to host a teleconference to discuss its results today, on May 8, 2006 at 12:00 p.m. Eastern Time. To access the teleconference, please dial 973-582-2734 ten minutes prior to the start time or listen via the investor relations portion of the company's website, located at www.salem.cc.  A replay of the teleconference will be available through May 22, 2006 and can be heard by dialing 973-341-3080, pass code 7293465 or on the investor relations portion of the company's website, located at www.salem.cc.

Salem Communications Corporation (Nasdaq: SALM) is a leading U.S. radio broadcaster, Internet content provider and magazine publisher targeting audiences interested in Christian and family-themed content and conservative values. In addition to its radio properties, Salem owns Salem Radio Network®, which syndicates talk, news and music programming to approximately 2,000 affiliates; Salem Radio Representatives™, a national radio advertising sales force; Salem Web Network™, an Internet provider of Christian content and online streaming; and Salem Publishing™, a publisher of Christian-themed magazines. Upon the close of all announced transactions, the company will own 104 radio stations, including 66 stations in 24 of the top 25 markets. Additional information about Salem may be accessed at the company's website, www.salem.cc.

Media Contact:

Investor / Analyst Contact:

Denise Davis

Eric Jones

Director of Communications

Investor Relations

Salem Communications

Salem Communications

(805) 987-0400 ext. 1081

(805) 987-0400 ext. 1048

denised@salem.cc

ericj@salem.cc

Forward Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Station operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcasting revenues minus broadcasting operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before loss on early redemption of long-term debt, discontinued operations (net of tax), litigation costs, gain or loss on the disposal of assets and non-cash compensation expense.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcasting industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcasting. Station operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definitions of station operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)

	Three Months Ended
	March 31,
	2005	2006
	(unaudited)
Net broadcasting revenue	$ 47,522	$ 49,311
Other media revenue	2,428	3,252
Total revenue	49,950	52,563
Operating expenses:
Broadcasting operating expenses	30,189	32,292
Other media operating expenses	2,377	3,432
Corporate expenses	5,047	6,440
Depreciation and amortization	3,302	3,356
Gain on disposal of assets	(40)	(3,529)
Total operating expenses	40,875	41,991
Operating income	9,075	10,572
Other income (expense):
Interest income	23	46
Interest expense	(5,112)	(6,588)
Other expense, net	(68)	(172)
Income before income taxes and discontinued operations	3,918	3,858
Provision for income taxes	1,460	1,546
Income before discontinued operations	2,458	2,312
Discontinued operations, net of tax	(66)	403
Net income	$ 2,392	$ 2,715
Other comprehensive income, net of tax	-	1,036
Comprehensive income	$ 2,392	$ 3,751

Basic income per share before discontinued operations	$ 0.09	$ 0.09
Discontinued operations, net of tax	$ -	$ 0.02
Basic income per share after discontinued operations	$ 0.09	$ 0.11

Diluted income per share before discontinued operations	$ 0.09	$ 0.09
Discontinued operations, net of tax	$ -	$ 0.02
Diluted income per share after discontinued operations	$ 0.09	$ 0.11

Basic weighted average shares outstanding	25,963,607	24,686,517
Diluted weighted average shares outstanding	26,022,654	24,696,334

Other Data:
Station operating income	$ 17,333	$ 17,019
Station operating margin	36.5%	34.5%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	March 31,
	2005	2006
		(unaudited)
Assets
Cash	$ 3,979	$ 695
Accounts receivable, net	30,953	29,747
Deferred income taxes	4,614	3,122
Other current assets	4,047	4,872
Assets of discontinued operations	2,207	758
Property, plant and equipment, net	117,873	123,951
Intangible assets, net	471,760	498,259
Bond issue costs	2,742	2,592
Bank loan fees	3,709	3,473
Fair value of interest rate swap	743	2,255
Other assets	3,303	2,668
Total assets	$ 645,930	$ 672,392

Liabilities and Stockholders' Equity
Current liabilities	$ 20,658	$ 22,531
Long-term debt and capital lease obligations	326,685	358,915
Deferred income taxes	40,810	43,502
Other liabilities	8,659	8,390
Stockholders' equity	249,118	239,054
Total liabilities and stockholders' equity	$ 645,930	$ 672,392

Salem Communications Corporation
Supplemental Information
(in thousands)

	Three Months Ended
	March 31,
	2005	2006
	(unaudited)
Capital expenditures
Acquisition related / income producing	$ 2,074	$ 3,273
Maintenance	1,842	1,757

Total capital expenditures	$ 3,916	$ 5,030

Tax information
Cash tax expense	$ 18	$ -
Deferred tax expense	1,442	1,546

Provision for income taxes	$ 1,460	$ 1,546

Tax benefit of non-book amortization	$ 3,158	$ 3,577

Reconciliation of Same Station Net Broadcasting Revenue to
Total Net Broadcasting Revenue
Net broadcasting revenue - same station	$ 46,605	$ 46,862
Net broadcasting revenue - acquisitions / dispositions / format changes	917	2,449

Total net broadcasting revenue	$ 47,522	$ 49,311

Reconciliation of Same Station Broadcasting Operating Expenses to
Total Broadcasting Operating Expenses
Broadcasting operating expenses - same station	$ 29,213	$ 29,433
Broadcasting operating expenses - acquisitions / dispositions / format changes	976	2,859

Total broadcasting operating expenses	$ 30,189	$ 32,292

Salem Communications Corporation
Supplemental Information
(in thousands)

	Three Months Ended
	March 31,
	2005	2006
	(unaudited)
Reconciliation of Same Station Station Operating Income to
Total Station Operating Income
Station operating income - same station	$ 17,392	$ 17,429
Station operating income - acquisitions / dispositions / format changes	(59)	(410)

Total station operating income	$ 17,333	$ 17,019

Reconciliation of Station Operating Income to Operating Income
Station operating income	$ 17,333	$ 17,019
Plus:
Other media revenue	2,428	3,252
Less:
Other media operating expenses	(2,377)	(3,432)
Corporate expenses	(5,047)	(6,440)
Depreciation and amortization	(3,302)	(3,356)
Gain on disposal of assets	40	3,529

Operating income	$ 9,075	$ 10,572

Reconciliation of Adjusted EBITDA to EBITDA to Net Income
Adjusted EBITDA	$ 12,269	$ 11,536
Less:
Stock-based compensation	-	(1,309)
Discontinued operations, net of tax	(66)	403
Gain on disposal of assets	40	3,529

EBITDA	12,243	14,159
Plus:
Interest income	23	46
Less:
Depreciation and amortization	(3,302)	(3,356)
Interest expense	(5,112)	(6,588)
Provision for income taxes	(1,460)	(1,546)

Net income	$ 2,392	$ 2,715

Salem Communications Corporation
Supplemental Information
(in millions)
	Projected
	Three Months Ending		Three Months
	June 30, 2006		Ended
	Low	High	June 30, 2005
	(unaudited)
Reconciliation of Station Operating Income to Operating Income
Station operating income	$ 19.8	$ 20.3
Plus:
Other media revenue	4.0	4.0
Less:
Other media operating expenses	(3.6)	(3.6)
Corporate expenses	(6.6)	(6.6)
Depreciation and amortization	(3.4)	(3.4)

Operating income	$ 10.2	$ 10.7

Reconciliation of Same Station Net Broadcasting Revenue to
Total Net Broadcasting Revenue
Net broadcasting revenue - same station	$ 52.7	$ 53.2	$ 50.5
Net broadcasting revenue - acquisitions / dispositions / format changes	1.5	1.5	0.7

Total net broadcasting revenue	$ 54.2	$ 54.7	$ 51.2

Reconciliation of Same Station Station Operating Income to
Total Station Operating Income
Station operating income - same station	$ 20.1	$ 20.6	$ 19.8
Station operating income - acquisitions / dispositions / format changes	(0.3)	(0.3)	0.1

Total station operating income	$ 19.8	$ 20.3	$ 19.9